UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 15, 2004

Date of report (Date of earliest event reported)

Alpha Spacecom, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-13628 (Commission File Number)	13-3183646 (I.R.S. Employer Identification No.)

Room 1305, 13/F Progress Commercial Building,

7-17 Irving Street

Causeway Bay, Hong Kong

(Address of principal executive offices, including zip code)

(612) 661-3883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)

Effective October 15, 2004, Mr. Xuedong Hu and Mr. Jian Wang, due to their conduct in connection with Alpha Spacecom, Inc. (the “Company”), were deemed to have resigned as directors of the Company.  Mr. Fung T. Sien and Mr. Brian T. Brick, as the remaining directors, accepted such resignations.  In addition, effective October 15, 2004, the Company’s remaining Board of Directors held a meeting and terminated Mr. Xuedong Hu as the Chief Executive Officer of the Company.

(c)

Effective October 20, 2004, the Board of Directors held a special meeting and appointed Mr. Sien as the Company’s Chairman, Chief Executive Officer and President, to serve until his successor is duly appointed  and qualified or his earlier removal or resignation from office.  Prior to joining the Company, Mr. Sien held the position of Chief Information Officer of Wai Kee Holdings Limited, a Hong Kong public company in the building and construction business, from February 2000 to August 2001.  From December 1995 through February 2000, he was a Senior Manager with PricewaterhouseCoopers LLP.  Mr. Sien joined Alpha Spacecom Company Limited (a Hong Kong company) in September 2001, which was merged with the Company in December 2001, at which time he was appointed to serve as a Director of the Company.  He was then named the Chief Financial Officer of the Company in May 2002. There are no familial relationships between Mr. Sien and any other officer or director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Spacecom, Inc.

Date:  October 20, 2004

By:

/s/  Fung T. Sien

Fung T. Sien

Chairman, Chief Executive Officer and President